EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-108790 of American Pacific Corporation on Form S-8 of our report dated March 29, 2005, appearing in this Annual Report on Form 11-K of American Pacific Corporation 401(k) Plan for the year ended September 30, 2004.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada
March 29, 2005